AMERICAN UNITED LIFE
INSURANCE COMPANY(R)
a ONEAMERICA(R) company

CONTRACT NUMBER: [G XX,XXX]

CONTRACTHOLDER: [ABC COMPANY]

DATE OF ISSUE: [JANUARY 2, 2008]

CONTRACT DATE: [JANUARY 1, 2008]

FIRST CONTRACT ANNIVERSARY: [JANUARY 1, 2009]

American   United  Life   Insurance   Company  (AUL)  issues  this  contract  in
consideration of the Contractholder's application and the payment of Contributions to AUL. When used in this contract, "we," "us," or "our" refer to AUL and "you" or "your" refer to the Contractholder or any third-party administrator (TPA) or other representative designated by the Contractholder to act on its behalf.

All provisions and conditions stated on this and subsequent pages are part of this contract. This contract is signed for us at our Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368. Our street address is One American Square, Indianapolis, Indiana 46282.

                  NOTICE OF TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. You may return the contract for any reason within ten days after receiving it. If returned, the contract is void from the beginning and any Contributions will be refunded.

AMERICAN UNITED LIFE INSURANCE COMPANY(R)
By: /s/ Dayton H. Molendorp
[President & Chief Executive Officer]

Attest
/s/ Thomas M. Zurek
[Secretary]

                              AUL American Series
    Guaranteed Benefit Unallocated Employer-Sponsored TDA and Qualified Plan
                Multiple-Fund Group Variable Annuity [(X)(SBR)]
                           Current Interest Credited
                                Nonparticipating

ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling [1-800-261-9618].

GB10-KuportVA [(SBR)] 1

TABLE OF CONTENTS
SECTION 1 - DEFINITIONS [3]
SECTION 2 - ADMINISTRATION OF THE CONTRACTHOLDER ACCOUNT [6] 2.1----- How Contributions Are Handled
2.2----- Transfers from Other Retirement Programs
2.3----- Excess Contributions
2.4----- Transfers from Other Contracts
SECTION 3 - OPERATION OF THE FIXED INTEREST ACCOUNT [7] 3.1----- Allocations to FIA
3.2----- Provision of a Guaranteed Rate for the FIA
3.3----- Minimum Rate Guarantee
3.4----- Allocation of Withdrawals
3.5----- Limitation on Contributions and Transfers to FIA
SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS [8]
4.1----- Operation of Investment Accounts
4.2----- Valuation of Mutual Funds and Other Entities
4.3----- Accumulation Units
4.4----- Value of Accumulation Units
4.5----- Valuing the Contractholder Account
SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS [9]
5.1----- General Withdrawal Provisions
5.2----- Plan Benefit Payments
5.3----- Transfers Between Investment Options
5.4----- Transfers to and from the FIA
5.5----- Other Funding
SECTION 6 - ANNUITIES [15]
6.1----- Annuity Purchases
6.2----- Annuity Options
6.3----- Determining Annuity Amount
6.4----- Proof of Age and Survival; Minimum Payments
6.5----- Annuity Certificates
SECTION 7 - OTHER CONTRACT CHARGES [16]
7.1----- Investment Option Charge (IOC)
7.2----- Taxes
7.3----- Other Charges
[7.4----- Variable Investment Plus (VIP) Credit Factor]
SECTION 8 - CONTRACT MODIFICATIONS [18]

GB10-KuportVA [(SBR)] 2

8.1----- Contract Amendment
8.2----- Rates and section 7 Charges
8.3----- Conformance with Law
8.4----- Addition, Deletion, or Substitution of Investments
8.5----- Our Right to Initiate Changes
8.6----- Prohibited Amendments
SECTION 9 - TERMINATION OF CONTRACT [20]
9.1----- Termination by You
9.2----- Payment Upon Termination by You
9.3----- Indemnification Required
9.4----- Effect on Contract Obligations
SECTION 10 - GENERAL PROVISIONS [21]
10.1----- Ownership
10.2----- Entire Contract
10.3----- Benefit Determinations
10.4----- Representations and Warranties
10.5----- Contractholder Representative; Misstatement of Data
10.6----- Assignment by Contractholder
10.7----- Form of Request, Notice, Instruction, or Direction
10.8----- Conformity with Law
10.9----- Gender and Number
10.10---- Facility of Payment
10.11---- Voting
10.12---- Acceptance of New Contributions
10.13---- Our Annual Statement
10.14---- Nonforfeitability and Nontransferability
10.15---- Notice of Annual Meeting of Members
[TABLE OF CONTRACT CHARGES] [24]
[TABLE OF GUARANTEED IMMEDIATE ANNUITIES] [25]
[TABLE OF INVESTMENT ACCOUNTS] [26]


GB10-KuportVA [(SBR)] 3

SECTION 1 - DEFINITIONS


1.1 Your "Account Value" as of a date is:

(a) your balance of Code sections 401(a) and 403(b) funds in the Fixed Interest Account (FIA), if any, on that date; plus

(b) the value of your Accumulation Units attributable to Code sections 401(a) and 403(b) funds in each Investment Account on that date.

[You are responsible for tracking Code sections 401(a) and 403(b) funds separately.]

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under this contract. This date may not be later than the date a Participant's periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date listed on the contract face page and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contractholder Account" is an account we maintain for you under this contract.

1.10 "Contributions" are funds that have been paid to us pursuant to the Plan or transferred from a prior AUL group annuity contract or a prior funding medium. Such transferred funds may be listed under categories other than "Contributions" on contract reports. Code section 403(b) Contributions may not exceed applicable Code sections 402(g), 403(b), 414(v), and 415 limits.

1.11 "Contribution-Source" means each type of Contribution allowed under the Plan, including the following types of Code section 403(b) Contributions:

(a) "Elective Deferrals," which means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement is not treated as an Elective Deferral if, under the salary reduction agreement, such Contribution is made pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

(b) "Employee Mandatory Contributions," which means Contributions made under a salary



GB10-KuportVA [(SBR)] 4
reduction agreement pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

(c)   "Employer   Contributions,"   which  means   Contributions   made  by  the
Participant's employer that are not made pursuant to (a) or (b) above.

(d) You are responsible for tracking each Contribution-Source separately.

1.12 "Excess Contributions" are Contributions in excess of the applicable Code limits. You are responsible for tracking Excess Contributions. Code section 403(b) Contributions that exceed the applicable Code section 415 limits, and that you identify to us, will be accounted for separately within this contract.

1.13 "Fixed  Interest  Account" or "FIA" is an  Investment  Option  described in section 3 to which Contributions may be allocated for accumulation at the Guaranteed Rate. The FIA funds constitute a portion of our general asset account.

1.14 "Guaranteed Rate" is the guaranteed annual effective rate of interest we credit to the FIA. We credit interest daily to the FIA. The Guaranteed Rate may be modified as described in section 3.2. 1.15 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be Areceived by AUL," it must be received at our Home Office.

1.16 "Investment Account" means each distinct portfolio established within our [Variable Account] and identified in the Table of Investment Accounts in this contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity identified in the Table of Investment Accounts. Our "[Variable Account]" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust.

1.17 "Investment Option" is the FIA or any Investment Account.

1.18 "Mutual Fund" means any diversified, open-end, management company made available by us and listed in the Table of Investment Accounts.

1.19 "Participant" is any person participating in a Plan.

1.20 "Plan"  means a plan of the Plan  Sponsor  that [is  qualified  under  Code section 401(a) or Code section 403(b)] for which Contributions are made to this contract.

1.21 "Plan Sponsor" is [ABC Company].

1.22 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

1.23 "Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.

1.24 The "Withdrawal Charge" is a percentage of the Account Value withdrawn under this contract. The Withdrawal Charge will not apply to amounts withdrawn to provide certain benefit payments or an


GB10-KuportVA [(SBR)] 5


     annuity as described in sections 5.2 and 6.1, respectively. The percentage varies by the Contract Year in which a withdrawal is made. The Withdrawal Charge percentage is as follows:

                [During Contract Years                     Percentage

                        1                                       7
                        2                                       6
                        3                                       5
                        4                                       4
                        5                                       3
                        6                                       2
                        7                                       1

                        Thereafter                              0]

     In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn, exceed [8.5%] of total Contributions made to this contract.

1.25 "Withdrawal Value" is your Account Value, less any Withdrawal Charge.



GB10-KuportVA [(SBR)] 6

            SECTION 2 - ADMINISTRATION OF THE CONTRACTHOLDER ACCOUNT

2.1 How Contributions Are Handled: You determine the amount to be contributed to this contract. We do not guarantee that the amounts held under this contract will be sufficient to purchase the benefits provided by the Plan. Our liability to provide annuities or other benefits is limited to the amounts available under this contract.

     A Contribution is credited to the Contractholder Account on the Business Day we receive that Contribution. Funds may be allocated to Investment Options in any increments acceptable to us. An Investment Option election remains in effect until a new Investment Option election is made. If we do not receive an Investment Option election as of the date we receive a Contribution, the Contribution will be credited to the [(insert name of default Investment Option here)]. Subsequently received Investment Option elections will be used to allocate future Contributions only. We will transfer amounts previously allocated to this default Investment Option, plus gains or minus losses thereon, only if you direct us to make a transfer. This transfer request must be submitted in a format specifically authorized by us.

2.2 Transfers from Other Retirement Programs: If permitted by the Plan and by applicable state and federal law, we may accept, or may initiate the transfer of, amounts transferred from other retirement programs. Such transferred amounts, as identified by you, are credited as a rollover Contribution and are tracked within this contract as required by applicable state and federal law.

2.3  Excess  Contributions:  On receipt of your  instructions,  we will withdraw
     Excess Contributions, plus gains and minus losses, and return them as you direct. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Plan and the Code. A return of Excess Contributions is treated like a Plan benefit payment under section 5.2(a).

     No Participant is permitted to have elective deferral contributions (within the meaning of Code section 402(g)(3)) made during a calendar year under this contract, or under any other plans, contracts, or arrangements maintained by his employer, in excess of the dollar limitation in effect under Code section 402(g)(1) and any Regulations issued thereunder for taxable years beginning in such calendar year.

2.4 Transfers from Other Contracts: We may require amounts transferred to this contract from other AUL group annuity contracts to be credited to [the FIA]. We will advise you if this limitation applies before accepting such a transfer.


GB10-KuportVA [(SBR)] 7

SECTION 3 -- OPERATION OF THE FIXED INTEREST ACCOUNT

3.1 Allocations to FIA: We allocate Contributions to the FIA as you direct. We credit interest daily from the date of the Contribution or transfer to the FIA to the date of withdrawal or transfer from the FIA to an Investment Account.

3.2 Provision of a Guaranteed Rate for the FIA: [All Contributions and transfers to the FIA will earn interest at the Guaranteed Rate in effect at the time such Contribution or transfer is made. All monies in the FIA will earn interest at that Guaranteed Rate until that Guaranteed Rate is changed. We may declare a new Guaranteed Rate for the FIA that becomes effective on January 1 of each calendar year; however, we may declare an increase in the Guaranteed Rate at any time. Such declaration will be at least 30 days in advance of the effective date of the new rate.]

[(Insert the following paragraph if certain commission options apply)] [Notwithstanding the previous paragraph, all Contributions and transfers to the FIA during the 12-month period beginning with the Contract Date will earn a 1% rate of interest in addition to the Guaranteed Rate determined under the previous paragraph for a period of 12 months from the date of deposit.]

3.3 Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate equal to the average 5-year Constant Maturity Treasury Rate reported by the Federal Reserve for the month of October of the calendar year immediately preceding the calendar year in which the Guaranteed Rate is in effect (rounded to the nearest 0.05%), minus 1.25%. This minimum Guaranteed Rate shall not be less than 1% nor greater than 3%.

3.4 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out (FIFO) basis. All amounts paid during an installment payout period are paid from all Investment Options on a pro-rata basis.

3.5 Limitation on Contributions and Transfers to FIA: Except for annuity purchases as described in section 6.1, we reserve the right to limit or disallow allocation of new Contributions and transfers to the FIA upon [30 days] notice to you.

GB10-KuportVA [(SBR)] 8

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds and Other Entities: The current report or prospectus for each Mutual Fund or other entity listed in the Table of Investment Accounts describes how that Mutual Fund's or other entity's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We establish the initial Accumulation Unit value for a new Investment Account on the inception date of that Investment Account. The value of an Accumulation Unit for any later Valuation Period reflects the section 4.1 income, gains, and losses and the section 7.1 Investment Option Charge (IOC). We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Valuing the Contractholder Account: We determine your Account Value in an Investment Account by multiplying the Accumulation Units in the Contractholder Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

GB10-KuportVA [(SBR)] 9

SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS

5.1 General Withdrawal Provisions: Subject to the following provisions of this Section, you may direct us to withdraw funds from the contract to pay Plan benefits pursuant to section 5.2.

(a) [Amounts attributable to Code section403(b) Elective Deferral Contributions made pursuant to a Code section 402(g)(3)(C) salary reduction agreement may be distributed to a Participant pursuant to the Plan, provided that such distribution shall not occur until the Participant has either attained age 59 1/2, severed employment, died, become totally disabled (as defined by the Plan), experienced a hardship (as defined by the Plan), or a withdrawal is made to provide a Plan loan. In the case of a hardship withdrawal, any gain credited to such Contributions may not be withdrawn. These timing restrictions do not apply to such Contributions (but they do apply to earnings thereon) that were contributed before 1989, to withdrawals to correct Excess Contributions, or to distributions due to Plan termination.

With regard to amounts attributable to Code section403(b) Contributions made pursuant to a Code section402(g)(3)(C) salary reduction agreement, termination of the Code section 403(b) Plan and distribution of such accumulated amounts are permitted only if the Plan Sponsor (taking into account all entities that are treated as the same employer under Code section 414(b), (c), (m), or (o) on the date of the termination) does not make contributions to any Code section 403(b) contract that is not part of the Plan during the period beginning on the date of Plan termination and ending 12 months after distribution of all assets from the terminated Plan. However, if at all times during the period beginning 12 months before the termination and ending 12 months after distribution of all assets from the terminated Plan, fewer than 2% of the employees who were eligible under the Code section 403(b) Plan as of the date of Plan termination are eligible under the alternative Code section 403(b) contract, the alternative Code section 403(b) contract is disregarded.]

(b) [If this contract is issued after 2008, any distribution of Code section 403(b) Contributions other than Elective Deferrals discussed in Subsection (a) above shall not occur until the Participant has severed employment or upon the prior occurrence of some event specified in the Plan, such as the attainment of a stated age, after a fixed number of years of service, or disability. This restriction does not apply to withdrawals to correct Excess Contributions as provided in section 2.3, distributions of after-tax employee Contributions and earnings thereon, and distributions due to Plan termination.]

(c) An in-service withdrawal of any amount for a Participant from this contract which is transferred directly by us pursuant to your or a Participant's instructions to another Code section 403(b) tax-deferred annuity funding vehicle under applicable IRS rules and regulations is subject to application of the Withdrawal Charge. You hereby grant to a Participant the right to direct us to withdraw and make a direct transfer of his voluntary Elective Deferrals (as determined by you) to another Code section 403(b) tax-deferred annuity funding vehicle to the extent permitted by the Code and by applicable federal law.

(d) If, as provided in Internal Revenue Code Regulation section 1.403(b)-7(b)(2), the distributee of any eligible rollover distribution elects to have the distribution paid directly to an eligible retirement plan (as defined in Code section 402(c)(8)(B) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution shall be paid to that eligible retirement plan in a direct rollover.


GB10-KuportVA [(SBR)] 10

(e) We are not responsible for determining compliance with the requirements above. Any withdrawal request submitted by you must include certification as to the purpose of the withdrawal. You assume full responsibility for determining whether any withdrawal is permitted under applicable law and under the terms of a particular Plan. We may rely solely upon your representations made in the withdrawal request.

(f) A withdrawal request is effective, and the Account Value to be applied pursuant to section 5.2 is determined, on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).

(g) We will pay any cash lump-sum to you or your designee within [7 days] from the appropriate Business Day as determined in Subsection (f) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to [6 months] after we receive the withdrawal request.

5.2 Plan Benefit Payments: You will advise us of any person for whom a payment is due under the Plan, including the nature and amount of such payment, before the date such payment is due or as soon thereafter as is practicable. Any withdrawal request under this Section must certify the purpose of the request.

(a) Subject to the limitations provided in section 5.1 and Subsection (b) below, prior to notification of contract termination (but not thereafter), you may direct us to withdraw all or a portion of your Account Value to pay to you a single-sum payment (except as described below) for:

          [(1) Plan benefits for retirement, death, disability, hardships, loans, required minimum distribution benefits pursuant to Code section 401(a)(9), or, for Code section 403(b) plans or profit-sharing plans, benefits after age 59 1/2 or as otherwise allowed by the Code (provided that such benefits after age 59 1/2 or as otherwise allowed by the Code are paid in a taxable distribution to the Participant). Such a withdrawal is not subject to a Withdrawal Charge.

     (2) Plan benefits for termination of employment. Such a withdrawal is not subject to a Withdrawal Charge, with the following exceptions:

          (A) Any such payment requested for a Participant who terminates employment on or after the date your Plan is terminated is subject to a Withdrawal Charge.

          (B) Any such payment requested for a Participant whose termination of employment is part of a partial Plan termination under IRS guidelines is subject to a Withdrawal Charge.

          (C) Even if there is no full or partial Plan termination under paragraphs (A) and (B) above, we reserve the right to apply a Withdrawal Charge to any such termination of employment payments during the Contract Year (or, at our option, during the 365-day period preceding our receipt of a termination of employment benefit payment request) which




GB10-KuportVA [(SBR)] 11


exceed 20% of your Account Value determined as of the first day of the Contract Year (or the first day of the 365-day period).

(D) Any such payment requested for a Participant who terminates employment on or after the date the Plan Sponsor files for protection under federal bankruptcy law, is deemed insolvent, dissolves, closes, shuts down its business, or ceases operations is subject to a Withdrawal Charge.

(3) Plan benefits not otherwise listed in paragraphs (1) and (2) above. Such a withdrawal is subject to a Withdrawal Charge.]

(b) Under Subsections (a)(2)(A), (B), (C), and (D) and (3) above, if the entire Account Value is withdrawn, the amount paid equals the Withdrawal Value minus any charges described in section 7 that are not included in the Accumulation Unit value. If a portion of the Account Value is withdrawn, the Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in section 7 that are not included in the Accumulation Unit value. [However, under the exceptions specified in Subsections (a)(2) (A), (B), and (D) above, we reserve the right to pay you the FIA Account Value you request (subject to the Withdrawal Charge and any charges described in section 7 which are not included in the Accumulation Unit value) in 5 equal annual installments according to the provisions of section 9.2(a), except that the term "termination effective date" as used in section 9.2(a) shall be replaced by "withdrawal effective date." If we exercise this right to pay the FIA in installments, as of the date we receive your withdrawal request, no transfers may be made from the FIA to any Investment Account.]

[(c)  Code  section  403(b)  Required   Minimum   Distributions   Prior  to  the
Participant's Death: (

(1) Notwithstanding any provision of this contract to the contrary, the distribution of a Participant's post-1986 Code section 403(b) interest in the contract (amounts accruing after 1986, including post-1986 earnings on pre-1987 accrued amounts) will be made in accordance with the requirements of Code sections 403(b)(10) and 401(a)(9) and the regulations issued thereunder. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of a Participant's post-1986 Code section 403(b) "interest" in the contract (as determined under section 5.2(d)(2)(D) below) must satisfy the requirements of Code section 403(b)(10) and 401(a)(9) and the regulations issued thereunder, rather than the requirements of Paragraphs (2), (3), and (4) below and Subsection (d)(2) below.

(2) The Participant's entire post-1986 Code section 403(b) interest will begin to be distributed no later than the first day of April following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires from employment with the employer maintaining the Plan (the "required beginning date") over (a) the life of the Participant or the lives of the Participant and his designated beneficiary or
(b) a period certain not extending beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated beneficiary. However, if this contract is not part of a governmental plan or church plan, the


GB10-KuportVA [(SBR)] 12

"required beginning date" for a 5% owner is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. Payments will be made in periodic payments at intervals of no longer than 1 year, and must be either nonincreasing or they may increase only as provided in Q&As-1 and 4 of section 1.401(a)(9)-6 of the Income Tax Regulations. In addition, any distribution of section 403(b) amounts accruing pre-1987 or post- 1986 must satisfy the incidental benefit requirements specified in Code section 401(a)(9)(G) and Q & A-2 of section 1.401(a)(9)-6.

(3) The distribution periods described in Paragraph (2) above cannot exceed the periods specified in section 1.401(a)(9)-6 of the Income Tax Regulations.

(4) The first required payment can be made as late as the "required beginning date," and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.]

[(d) Death Benefits and Code section 403(b) Required Minimum Distributions After the Participant's Death:

(1) Upon receipt of instructions from you and of due proof of the Participant's (and, if applicable, the beneficiary's) death, we will apply the portion of your Account Value that you request, minus any charges described in section 7 which are not included in the Accumulation Unit value, for the purpose of providing a death benefit under the Plan. The death benefit will be paid as you direct.

(2) If the Participant dies before his Annuity Commencement Date, his entire post- 1986 Code section 403(b) interest (as defined in Subsection 5.2(c)(1) above) will be distributed at least as rapidly as follows:

(A) in a single sum or other method not provided in (B) below; provided, however, that the entire interest, minus any charges described in section 7 which are not included in the Accumulation Unit value, must be paid on or before December 31 of the calendar year which contains the fifth anniversary of the Participant's death, or

(B) as an annuity in accordance with the Annuity Options shown in section 6.2 over a period not to exceed the life or life expectancy of the beneficiary.

(i) If the designated beneficiary is not the Participant's surviving spouse, the entire interest will be distributed, beginning no later than December 31 of the calendar year following the calendar year in which the Participant died, over the remaining life expectancy of such designated beneficiary. Such life expectancy is determined using the age of the beneficiary as of his birthday in the year following the year of the Participant's death or, if elected, in accordance with Subsection (d)(2)(B)(iii) below.

(ii) If the sole designated beneficiary is the Participant's surviving spouse, the entire interest will be distributed, beginning no later


GB10-KuportVA [(SBR)] 13


than December 31 of the calendar year following the calendar year in which the Participant died (or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later), over such spouse's life, or, if elected, in accordance with Subsection (d)(2)(B)(iii) below. If the surviving spouse dies before required distributions commence to him, the remaining interest will be distributed, beginning on or before December 31 of the calendar year immediately following the calendar year in which the spouse died, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with Subsection (d)(2)(B)(iii) below. If the surviving spouse dies after required distributions commence to him, any remaining interest will continue to be distributed under the payment option chosen.

(iii) If there is no designated beneficiary, or if applicable by operation of Subsection (d)(2)(B)(i) or (ii) above, the entire interest will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under Subsection (d)(2)(B)(ii) above).

(iv) Life  expectancy  is  determined  using the  Single  Life Table in Q&A-1 of section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in Subsection (d)(2)(B)(i) or
(ii) above and reduced by 1 for each subsequent year.

(C) If the Participant dies on or after his Annuity Commencement Date, any interest remaining under the benefit payment option selected will continue to be distributed under that benefit payment option and will be paid at least as rapidly as prior to the Participant's death.

(D) The Participant's "interest" includes the amount of any outstanding rollover or transfer and the actuarial value of any other benefits provided under the contract, such as guaranteed death benefits, if any.

(E) For purposes of Subsections (d)(2)(A), (B), and (C) above, required distributions are considered to commence on the Participant's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under Subsection (d)(2)(B)(ii) above. However, if distributions start prior to the applicable date in the

GB10-KuportVA [(SBR)] 14
preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of section 1.401(a)(9)-6 of the Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.]

5.3 Transfers Between Investment Options: You may direct us to transfer amounts between Investment Options. Transfers are effective on the Business Day we receive the transfer direction. Transfer directions may be made daily on any Business Day. We will make the transfer as requested within [7 days] from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to [6 months] after we receive the transfer request.

5.4 Transfers to and from the FIA:

(a) No more than 20% of your FIA Account Value as of the first day of that Contract Year, less amounts previously transferred by you from the FIA during that Contract Year, may be transferred by you from the FIA as of the date we receive your transfer request.

(b) Transfers to the FIA from an Investment Account are subject to our approval.

(c) We may cease to permit transfers upon 30 days notice to you, or as provided in sections 5.2(b) and 9.1.

     5.5 Other Funding: If more than one funding medium is used to fund the Plan, the amount to be withdrawn from this contract to pay a Plan benefit is equal to [(1) x (2)] + 3 + 4 where:

(1) is the total Plan benefit payable;

(2) is the percentage of total Plan assets held under this contract, as you certify to us;

(3) is the amount of any applicable Withdrawal Charge applied under section 5.2; and

(4) is the amount of any applicable charges under section 7 which are not included in the Accumulation Unit value.

GB10-KuportVA [(SBR)] 15

SECTION 6 - ANNUITIES

6.1 Annuity Purchases: Prior to notification of contract termination (but not thereafter), you may withdraw all or a portion of your Account Value to provide a Plan benefit in the form of an annuity. Such a withdrawal is not subject to a Withdrawal Charge. On the date we receive an annuity purchase request, we transfer the entire amount requested to the [FIA]. Such amounts remain in the [FIA] until the full amount ([plus interest]) is applied to purchase the annuity on the last day of the month preceding the Annuity Commencement Date. As of that annuity purchase date, such funds are no longer maintained in this contract.

Your annuity purchase request must specify the purpose for the annuity, the Participant's name, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If the Participant or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

The minimum amount that you may apply to purchase an annuity is [$10,000].

6.2 Annuity Options: You may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

(a) Life Annuity. A monthly annuity is payable as long as the annuitant lives.

(b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

If a certain period annuity is available, the certain period may not extend beyond the life expectancy of a Participant or the joint life expectancy of a Participant and any contingent annuitant, as determined on the Annuity Commencement Date.

6.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to this contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produce a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

6.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis.

6.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

GB10-KuportVA [(SBR)] 16

SECTION 7 - OTHER CONTRACT CHARGES

7.1 Investment Option Charge (IOC): Under section 4.4, the Accumulation Unit values of all Investment Accounts reflect the daily equivalent of an IOC expressed as an annual percentage. The IOC for an Investment Account is applied directly against the Investment Account and is equal to [the sum of "x" + "y" where:

"x" = a current charge for the investment advisory fees and for the operational, organizational, and other expenses of the corresponding Mutual Fund, Portfolio, or other entity in which the Investment Account invests. Periodically, for a given Investment Account, "x" will change to reflect changes in the related expenses and other factors. Any change in "x" for an Investment Account will be effective without prior written notice. Copies of the prospectuses or reports of the Mutual Fund, Portfolio, or other entity are available for review. "y" = a current asset charge of 1.25%.

7.2 Taxes: We may deduct any premium tax we incur that is directly related to amounts received for the Participant from the balance applied to purchase an annuity, or at such other time as we incur a premium tax. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur that are attributable to such Investment Accounts. 7.3 Other
Charges:

(a) We apply those charges listed in the Table of Contract Charges.

[(b) Charges due AUL for which the Plan is responsible, and to which the Plan Sponsor and Contractholder have otherwise agreed in writing, which are unpaid 60 days after the payment due date, will be deducted from your Account on a pro-rata basis from the Investment Options. Charges due AUL for which the Plan Sponsor (not the Plan) is responsible, and to which the Plan Sponsor has otherwise agreed in writing, must be paid by the Plan Sponsor.]

[(c) Charges due a third-party administrator (TPA) for which the Plan is responsible, and to which the Plan Sponsor and the TPA have separately agreed in writing, will be deducted from your Account on a pro-rata basis from the Investment Options. The entire charge collected by us will be forwarded to the TPA, and no portion of this charge will be retained by us. Charges due the TPA for which the Plan Sponsor (not the Plan) is responsible, and to which the Plan Sponsor has otherwise agreed in writing, must be paid by the Plan Sponsor.]

[(Note: Delete section 7.4 if the VIP Credit Factors are all zeros)]

[7.4 Variable Investment Plus (VIP) Credit Factor: We determine a VIP credit factor each month by multiplying your month-end Account Value in all Investment Accounts by the monthly equivalent of the corresponding annual VIP credit factor in the table below. We multiply the resulting percentage by your month-end Account Value in each Investment Account, and add the resulting amount to your Account Value for that Investment Account. Month-End Account Value

GB10-KuportVA [(SBR)] 17
allocated to Investment Accounts        Annual VIP Credit Factors
Less Than $ 1,000,000                   0.00%
Between $ 1,000,000 and $2,000,000      0.25%
Over $2,000,000                 0.50%

The VIP Credit Factor may be reduced by an annual charge percentage equal to the current fixed dollar charge for expenses to which you have agreed divided by your period-end Account Value in all Investment Accounts. Period-end will be month-end. Alternatively, at our option and upon 30 days notice to you prior to the beginning of the next calendar quarter, we may use your calendar quarter-end Account Value in all Investment Accounts to calculate this charge. We also reserve the right to revert to a month-end calculation upon 30 days notice to you prior to the beginning of the month in which the change is to be effective. Such charge percentage may not reduce the VIP Credit Factor below 0%.]

GB10-KuportVA [(SBR)] 18


SECTION 8 - CONTRACT MODIFICATIONS

8.1 Contract Amendment: You and we may agree to any change or amendment to this contract without the consent of any other person or entity. This contract cannot be modified or amended, nor can any provision or condition be waived, except by written authorization of a corporate officer of AUL.

8.2 Rates and section 7 Charges: We may announce a new Guaranteed Rate for the FIA pursuant to section 3.2. We may also modify the charge levels in section 7 (but may not exceed the maximum charge levels listed in the Table of Contract Charges) using the procedures of section 8.5.

8.3 Conformance with Law: We may amend this contract at any time, without your consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you or Participants the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to you prior to its effective date.

8.4 Addition, Deletion, or Substitution of Investments:

(a) We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by any Investment Account or that any Investment Account may purchase. We reserve the right to eliminate the shares of any of the eligible Mutual Funds, Portfolios, or other entities and to substitute shares of, or interests in, another Mutual Fund, Portfolio, or another investment vehicle, for shares already purchased or to be purchased in the future under the contract, if the shares of any or all eligible Mutual Funds, Portfolios, or other entities are no longer available for investment or if further investment in any or all eligible Mutual Funds, Portfolios, or other entities becomes inappropriate in view of the purposes of the contract. Where required under applicable law, we will not substitute any shares attributable to your interest in any Investment Account without notice, your approval, Participant approval, or prior approval of the Securities and Exchange Commission or a state insurance commissioner, and without following the filing or other procedures established by applicable state insurance regulators.

Nothing contained herein will prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between series or classes of contracts on the basis of requests made by a majority of other contractholders or as permitted by federal law.

(b) We reserve the right to establish additional Investment Accounts, each of which would invest in the corresponding Mutual Fund, Portfolio, or other entity, or in other securities or investment vehicles. We reserve the right to eliminate or combine existing Investment Accounts if marketing, tax, or investment conditions warrant. We reserve the right to provide other Investment Options under this contract at any time. Subject to any required regulatory approvals, we reserve the right to transfer assets from any Investment Account to another separate account of AUL or Investment Account.

(c) In the event of any such substitution or change, we may, by appropriate amendment, make such changes in this contract as may be necessary or appropriate to reflect such substitution or change. Any transfer request or Investment Option election received on or after the effective date of such substitution or change which reflects the previous Investment Option which has been substituted or changed will be transacted using the new substituted or


GB10-KuportVA [(SBR)] 19
changed Investment Option. If deemed by us to be in the best interests of persons or entities having voting rights under this contract, the Variable Account may be operated as a management investment company under the Investment Company Act of 1940 or any other form permitted by law, it may be deregistered in the event such registration is no longer required under the Investment Company Act of 1940, or it may be combined with other separate accounts of AUL or an affiliate thereof. We may take such action as is necessary to comply with, or to obtain, exemptions from the Securities and Exchange Commission with regard to the Variable Account. Subject to compliance with applicable law, we also may combine one or more Investment Accounts and may establish a committee, board, or other group to manage one or more aspects of the Investment Accounts.

8.5 Our Right to Initiate Changes: In addition to those amendments  permitted by section 8.2, 8.3, and 8.4, we may initiate an additional provision or modification of any other provision of this contract (except for those prohibited amendments listed in section 8.6) by giving you [60 days] notice of such modification. Any such modification is effective without your affirmative assent.

8.6 Prohibited Amendments:

(a) Notwithstanding our right to initiate changes under section 8.5, we may not initiate changes to the section 3.3 minimum rate guarantee provision, our obligation to set a Guaranteed Rate for the FIA specified in section 3.2, the payment provisions upon contract termination specified in section 9.2, the maximum charge levels listed in the Table of Contract Charges, or the Table of Guaranteed Immediate Annuities.

(b) No modification to this contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to balances held in the FIA on the modification's effective date.

GB10-KuportVA [(SBR)] 20

SECTION 9 - TERMINATION OF CONTRACT

9.1 Termination by You: You may terminate this contract by giving us notice and electing a form of payment described in section 9.2. [As of the date we receive your notice, no transfers may be made from the FIA to any Investment Account.] Your termination is effective on [the Business Day that we receive your notice, unless you and we agree to another date.]

9.2 Payment Upon Termination by You: If you terminate the contract:

(a) We pay you a lump-sum equal to your Investment Account Withdrawal Value. Such Investment Account Withdrawal Value will be determined on the termination effective date and paid within [7 days] from the termination effective date, except as we may be permitted to defer payment in accordance with appropriate provisions of the federal securities laws.

[(use this paragraph for a governmental Plan Sponsor)] [We pay you your FIA Withdrawal Value in 5 equal annual installments. Calculation of the amount of each installment to be paid is made on the termination effective date. We pay the first installment within 7 days from the termination effective date. Subsequent installments are paid on the anniversary of the termination effective date. During the installment payment period, interest is credited to your terminating FIA amounts at a rate equal to the Guaranteed Rate for the FIA (as determined on the first installment payment date), less 1%. The minimum rate guarantee provided in section 3.3 applies to the interest credited under this Section. Interest is paid with each installment.]

[(use this  paragraph for a private  sector Plan  Sponsor)] [We pay you your FIA
Withdrawal Value in 5 equal annual installments. Calculation of the amount of each installment to be paid is made on the termination effective date. We pay the first installment within 7 days from the termination effective date. Subsequent installments are paid on the anniversary of the termination effective date. However, we will advance to you and deduct from the next subsequent installment any portion of the next subsequent installment that you certify to us is necessary to pay individual Participant Plan benefits arising since the last installment payment, to the extent that amounts previously disbursed pursuant to this Subsection (a) are insufficient to pay such individual Participant Plan benefits. During the installment payment period, interest is credited to your terminating FIA amounts at a rate equal to the Guaranteed Rate for the FIA (as determined on the first installment payment date), less 1%. The minimum rate guarantee provided in section 3.3 applies to the interest credited under this Section. Interest is paid with each installment.]

(b) Transfer to Another Contract: In lieu of the payments provided in Subsection
(a) above, you may transfer your Account Value to any group annuity contract which we may make available. Any such amounts are calculated on the termination effective date and are transferred to such group annuity contract within [7 days] from the termination effective date.

9.3 Indemnification Required: Payments or transfers under section 9.2 are in full settlement of our obligations under this contract. Prior to making such payments or transfers under section 9.2, we may require you and the Plan Sponsor to indemnify and hold us harmless from any and all losses, claims, or demands that may later be asserted against us in connection with the making of such payment or transfer.

9.4  Effect  on  Contract   Obligations:   Any  annuities   purchased  prior  to
notification of contract termination are unaffected by a termination. We may refuse further Contributions at any time after a termination


GB10-KuportVA [(SBR)] 21
notice has been given. This contract terminates automatically if no amounts remain in either the FIA or any Investment Account.


GB10-KuportVA [(SBR)] 22

SECTION 10 - GENERAL PROVISIONS

10.1 Ownership: You own this contract. No other person or entity has any right, title, or interest in this contract or to amounts received or credited under it until you make such amounts available to them. All amounts received or credited under this contract become our property. We are obligated to make only the payments or distributions specified in this contract.

10.2 Entire Contract: This contract and your application constitute the entire agreement between you and us. We are not a party to, nor bound by, a Plan, trust, custodial agreement, or other agreement (including your TPA agreement), or any amendment or modification to any of the same. We are not a fiduciary under this contract or under any such Plan, trust, custodial agreement, or other agreement.

10.3 Benefit Determinations: You will furnish to us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on your instructions and certifications with respect to Participant benefits. You are fully responsible for determining:

(a) whether benefit payments are permitted under applicable law and the Plan and

(b) the existence or amount of Excess Contributions (plus gains or minus losses thereon), and that returns of Excess Contributions are permitted by the Plan and the Code.


We may rely on your or your designee's statements or representations in honoring any benefit payment request.

We require that a Participant execute and submit to us an affidavit that we prepare in order that we may process that Participant's benefit payable under this contract if you, the Plan Sponsor, the Plan Trustee, and the Plan
Administrator are no longer in existence at the time we receive that Participant's benefit payment request.

10.4 Representations and Warranties: You and we mutually represent and warrant, each to the other, that each is fully authorized to enter into this contract and that this contract is a valid and binding obligation and that the execution of this contract does not violate any law, regulation, judgment, or order by which the representing party is bound. In addition, you represent and warrant to us that:

(a) Code section 401(a) Contributions made to this contract are allowed pursuant to a Code section 401(a) Plan that you have established and that meets the requirements of Code section 401(a), and Code section 403(b) Contributions made to this contract are allowed pursuant to a Code section 403(b) Plan that you have established and that meets the requirements of Code section 403(b);

(b) the execution of this contract has been authorized by the Plan fiduciary or other Plan representative responsible for Plan investment decisions; and

(c) the execution or performance of this contract does not violate any Plan provision or any law, regulation, judgment, or order by which the Plan is bound. We do not make any representation or warranty regarding the federal, state, or local tax status of this contract or any transaction involving this contract.

10.5 Contractholder Representative; Misstatement of Data: You may designate a representative to act on your behalf under sections 2 or 3 or to receive any payment under sections 5 or 9. We may rely on any information you or your designee furnishes. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.


GB10-KuportVA [(SBR)] 23

10.6 Assignment by Contractholder: You may assign your interest in Code section 401(a) funds held in this contract by filing the original or a duplicate of the assignment with us. We are not responsible for the validity of an assignment.

10.7 Form of Request, Notice, Instruction, or Direction: When reference is made to you or your designated representative making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

10.8 Conformity with Law: Any benefit payable under this contract shall not be less than the minimum benefit required by the insurance laws of the state in which the contract is delivered. Language in this contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within this contract any such statutes or rules.

10.9 Gender and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

10.10 Facility of Payment: If you have directed us to pay any Participant, contingent annuitant, or beneficiary who is legally incapable of giving a valid receipt for any payment, and no guardian has been appointed, we will pay you directly. Any such payment fully discharges us to the extent of such payment.

10.11 Voting: We own all shares of a Mutual Fund, Portfolio, or other entity held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

(a) You have the voting interest under this contract. Unless otherwise required by applicable law, the number of shares of a Mutual Fund, Portfolio, or other entity for which you may give voting instructions is determined by dividing your Account Value in the affected Investment Account by the net asset value of the shares of the Mutual Fund, Portfolio, or other entity. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund, Portfolio, or other entity to determine shareholders eligible to vote.

(b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from you and from all other contractholders. If no timely voting instructions are received from you, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts. To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation. We will provide prospectuses and other reports as required by applicable federal law.

10.12 Acceptance of New Contributions: We may refuse to accept new Contributions at any time.

10.13 Our Annual Statement: No provision of this contract controls, determines, or modifies any annual statement made by us to any insurance department, contractholder, regulatory body, or other person.


GB10-KuportVA [(SBR)] 24

Nor does anything in such annual statement control, determine, or modify the provisions of this contract.

10.14 Nonforfeitability and Nontransferability: The entire Withdrawal Value of the vested portion (as determined pursuant to the Code section 403(b) Plan) of Code section 403(b) funds of a Participant is nonforfeitable at all times. No sum payable under this contract that is attributable to Code section 403(b) funds with respect to a Participant may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than us. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

10.15 Notice of Annual Meeting of Members: By-law, Art II, Sec. 2: the regular annual meeting of the members of American United Mutual Insurance Holding Company shall be held at its principal place of business on [the third Thursday in February each year at ten o'clock A.M.] local time or at such other location, place, or time as may be designated by the Board of Directors. The election of directors shall be held at the annual meeting.

GB10-KuportVA [(SBR)] 25


[TABLE OF CONTRACT CHARGES

(1) Charge for Non-Electronic Transfers: We charge a service fee of up to $5 for non-electronic transfers between Investment Options, which will be billed to you.

(2) Contract Termination Individual Participant Check Fee: We bill you for a fee of up to $100 for each Participant for whom an individual check is prepared upon contract termination. (This charge does not apply to a lump-sum payment to you upon contract termination.)

(3) Participant Account Charge: Should we ever begin to provide individual Participant recordkeeping services under this contract, we reserve the right to deduct a Participant Account Charge of up to $10 per Contract Quarter on the last day of each Contract Quarter from each Participant Account in existence on such day for as long as the Participant Account is in effect. Alternatively, we may bill this charge to you. If the entire balance of a Participant Account is applied or withdrawn before the last day of the Contract Quarter pursuant to the contract, the Participant Account Charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which such application or withdrawal of funds is made will not be deducted from the amount applied or withdrawn and will not be billed to you.]

GB10-KuportVA [(SBR)] 26

[TABLE OF GUARANTEED IMMEDIATE ANNUITIES
MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE
                                                10-YEAR CERTAIN
ADJUSTED AGE            LIFE ANNUITY            AND LIFE ANNUITY
45                      2.7498                  2.7455
46                      2.7986                  2.7938
47                      2.8498                  2.8444
48                      2.9036                  2.8975
49                      2.9602                  2.9532
50                      3.0197                  3.0116
51                      3.0823                  3.0730
52                      3.1483                  3.1375
53                      3.2178                  3.2052
54                      3.2913                  3.2763
55                      3.3690                  3.3512
56                      3.4511                  3.4299
57                      3.5381                  3.5126
58                      3.6301                  3.5995
59                      3.7273                  3.6906
60                      3.8300                  3.7862
61                      3.9387                  3.8865
62                      4.0536                  3.9919
63                      4.1751                  4.1024
64                      4.3037                  4.2184
65                      4.4397                  4.3400
66                      4.5837                  4.4676
67                      4.7365                  4.6014
68                      4.8992                  4.7419
69                      5.0735                  4.8895
70                      5.2610                  5.0448
71                      5.4635                  5.2077
72                      5.6823                  5.3783
73                      5.9180                  5.5559
74                      6.1718                  5.7400
75                      6.4456                  5.9301



Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [0.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 100% of the net single premium for the benefit provided based on 85% of the unprojected 1994 Group Annuity Reserving Table for females with interest at 1.5%.]

GB10-KuportVA [(SBR)] 27

[TABLE OF INVESTMENT ACCOUNTS]

[The following Investment Accounts are made available to you under this contract. By completing a form we require, you may restrict the Investment Accounts you make available to your Participants. Amounts allocated to any Investment Account identified below are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity listed below. Any restrictions imposed on AUL's ability to buy or sell shares in a Mutual Fund, Portfolio, or other entity listed below, and any fees imposed on AUL in connection with the purchase or sale of such shares, will be applied to any transaction by the Contractholder or Participant involving the corresponding listed Investment Account.



Investment Account                              Mutual Fund, Portfolio, or Other Entity
AIM Basic Value                                 AIM Basic Value Fund (R Class)
AIM Capital Development                         AIM Capital Development (R Class)
AIM Energy                                      AIM Energy Fund (A Class)
AIM Financial Services                          AIM Financial Services Fund (A Class)
AIM Global Equity                               AIM Global Equity Fund (A Class)
AIM Global Health Care                          AIM Global Health Care Fund (A Class)
AIM International Growth                        AIM International Growth (R Class)
AIM Leisure                                     AIM Leisure Fund (K Class)
AIM Mid Cap Core Equity                         AIM Mid Cap Core Equity Fund (R Class)
AIM Small Cap Growth                            AIM Small Cap Growth Fund (R Class)
AIM Technology                                  AIM Technology Fund (A Class)
Alger Capital Appreciation Institutional        Alger Capital Appreciation Institutional (R Class)
Alger Small /Cap Growth Institutional           Alger Small/Cap Growth Institutional (R Class)
AllianceBernstein 2010 Retirement Strategy      AllianceBernstein 2010 Retirement Strategy (R Class)
AllianceBernstein 2015 Retirement Strategy      AllianceBernstein 2015 Retirement Strategy (R Class)
AllianceBernstein 2020 Retirement Strategy      AllianceBernstein 2020 Retirement Strategy (R Class)
AllianceBernstein 2025 Retirement Strategy      AllianceBernstein 2025 Retirement Strategy (R Class)
AllianceBernstein 2030 Retirement Strategy      AllianceBernstein 2030 Retirement Strategy (R Class)
AllianceBernstein 2035 Retirement Strategy      AllianceBernstein 2035 Retirement Strategy (R Class)
AllianceBernstein 2040 Retirement Strategy      AllianceBernstein 2040 Retirement Strategy (R Class)
AllianceBernstein 2045 Retirement Strategy      AllianceBernstein 2045 Retirement Strategy (R Class)
AllianceBernstein 2050 Retirement Strategy      AllianceBernstein 2050 Retirement Strategy (R Class)
AllianceBernstein 2055 Retirement Strategy      AllianceBernstein 2055 Retirement Strategy (R Class)
AllianceBernstein Focused Growth & Income       AllianceBernstein Focused Growth & Income Fund (R Class)
AllianceBernstein Global Value                  AllianceBernstein Global Value Fund (R Class)
AllianceBernstein International Growth          AllianceBernstein International Growth Fund (R Class)
AllianceBernstein International Value           AllianceBernstein International Value Fund (R Class)
AllianceBernstein Mid-Cap Growth                AllianceBernstein Mid-Cap Growth Fund (R Class)
AllianceBernstein Small/Mid Cap Value           AllianceBernstein Small/Mid Cap Value Fund (R Class)
AllianceBernstein Small-Cap Growth              AllianceBernstein Small - Cap Growth Fund (R Class)
AllianceBernstein Value                         AllianceBernstein Value Fund (R Class)
Allianz CCM Capital Appreciation                Allianz CCM Capital Appreciation Fund (R Class)
Allianz CCM Mid-Cap                             Allianz CCM Mid-Cap (R Class)
Allianz NFJ Dividend Value                      Allianz NFJ Dividend Value (R Class)
Allianz NFJ Small-Cap Value                     Allianz NFJ Small-Cap Value (R Class)
Allianz OCC Renaissance Fund                    Allianz OCC Renaissance Fund (R Class)
Allianz OCC Value Fund                          Allianz OCC Value Fund (R Class)
American Century(R) Emerging Markets            American Century (R) Emerging Markets (Adv Class)
American Century(R) Equity Growth               American Century(R) Equity Growth Fund (Advisor Class)
American Century(R) Equity Income               American Century(R) Equity Income Fund (Advisor Class)
American Century (R) Ginnie Mae                 American Century (R) Ginnie Mae Fund (Advisor Class)
GB10-KuportVA [(SBR)] 28




American Century (R) Growth                     American Century (R) Growth Fund (Advisor Class)
American Century(R) Heritage                    American Century(R) Heritage Fund (Advisor Class)
American Century(R) Inflation-Adjusted Bond     American Century(R) Inflation-Adjusted Bond Fund (Advisor Class)
American Century(R) International Growth        American Century(R) International Growth Fund (Advisor Class)
American Century(R) International Discovery     American Century(R) International Discovery Fund (Advisor Class)
American Century(R) Large Company Value         American Century(R) Large Company Value Fund (Advisor Class)
American Century(R) New Opportunities II        American Century(R) New Opportunities II Fund (A Class)
American Century(R) Real Estate                 American Century(R) Real Estate (Advisor Class)
American Century(R) Select                      American Century(R) Select Fund (Advisor Class)
American Century(R) Strategic Allocation:       American Century(R) Strategic Allocation: Aggr Fund (Adv Fund)
Aggessive
American Century(R) Strategic Allocation:       American Century(R) Strategic Allocation:Conservative Fund (Adv Fund)
Conservative
American Century(R) Strategic Allocation:       American Century(R) Strategic Allocation:Moderate Fund (Advisor Fund)
Moderate
American Century(R) Ultra(R)                    American Century(R) Ultra(R) Fund (Advisor Class)
American Century(R) Vista                       American Century(R) Vista Fund (Advisor Class)
American Funds(R) AMCAP(R)                      American Funds(R) AMCAP(R) (R3 Class)
American Funds(R) American High Income Trust    American Funds(R) American High Income Trust (Retirement Class)
American Funds(R) Capital World Growth & Income American Funds(R) Capital World Growth & Income (Retirement Class)
American Funds(R) EuroPacific Growth(R)         American Funds(R) EuroPacific Growth(R) (Retirement Class)
American Funds(R) Fundamental Investors         American Funds(R) Fundamental Investors (Retirement Class)
American Funds(R) Growth Fund of America        American Funds(R) Growth Fund of America (Retirement Class)
American Funds(R) Intermediate Bond Fund        American Funds(R) Intermediate Bond Fund of America(R) (Retirement Class)
of America(R)
American Funds(R) SmallCap World                American Funds(R) SmallCap World (Retirement Class)
Dreyfus Premier Future Leaders                  Dreyfus Premier Future Leaders Fund (T Class)
Dreyfus Premier Health Care                     Dreyfus Premier Health Care (T Class)
Dreyfus Premier International Equity            Dreyfus Premier International Equity Fund (T Class)
Dreyfus Premier New Leaders                     Dreyfus Premier New Leaders Fund (T Class)
Dreyfus Premier Structured MidCap               Dreyfus Premier Structured MidCap Fund (T Class)
Dreyfus Premier Third Century                   Dreyfus Premier Third Century Fund (T Class)
Dreyfus Premier Worldwide Growth                Dreyfus Premier Worldwide Growth Fund (T Class)
Fidelity(R) Advisor Dividend Growth             Fidelity(R) Advisor Dividend Growth Fund (T Class)
Fidelity(R) Advisor Dynamic Capital             Fidelity(R) Advisor Dynamic Capital Appreciation Fund (T Class)
Appreciation
Fidelity(R) Advisor Equity Growth               Fidelity(R) Advisor Equity Growth Fund (T Class)
Fidelity(R) Advisor Equity Income               Fidelity(R) Advisor Equity Income Fund (T Class)
Fidelity(R) Advisor Freedom Income              Fidelity(R) Advisor Freedom Income Fund (T Class)
Fidelity(R) Advisor Fifty                       Fidelity(R) Advisor Fifty (T Class)
Fidelity(R) Advisor Growth & Income             Fidelity(R) Advisor Growth & Income Fund (T Class)
Fidelity(R) Advisor Growth Opportunities        Fidelity(R) Advisor Growth Opportunities Fund (T Class)
Fidelity(R) Advisor Leveraged Company Stock     Fidelity(R) Advisor Leveraged Company Stock (T Class)
Fidelity(R) Advisor New Insights Fund           Fidelity(R) Advisor New Insights Fund (T Class)
Fidelity(R) Advisor Small Cap                   Fidelity(R) Advisor Small Cap Fund (T Class)
Fidelity(R) Advisor Value                       Fidelity(R) Advisor Value (T Class)
Fidelity Freedom 2010                           Fidelity Freedom 2010 Fund (T Class)
Fidelity Freedom 2015                           Fidelity Freedom 2015 Fund (T Class)
Fidelity Freedom 2020                           Fidelity Freedom 2020 Fund (T Class)
Fidelity Freedom 2025                           Fidelity Freedom 2025 Fund (T Class)
Fidelity Freedom 2030                           Fidelity Freedom 2030 Fund (T Class)
Fidelity Freedom 2035                           Fidelity Freedom 2035 Fund (T Class)
Fidelity Freedom 2040                           Fidelity Freedom 2040 Fund (T Class)
Fidelity Freedom 2045                           Fidelity Freedom 2045 Fund (T Class)
Fidelity Freedom 2050                           Fidelity Freedom 2050 Fund (T Class)
Fifth Third Mid Cap Growth                      Fifth Third Mid Cap Growth Fund (Advisor Class)
Fifth Third Multi Cap Value                     Fifth Third Multi Cap Value Fund (Advisor Class)
Fifth Third Quality Growth                      Fifth Third Quality Growth Fund (Advisor Class)
Fifth Third Strategic Income                    Fifth Third Strategic Income Fund (Advisor Class)
First American Mid-Cap Growth Opportunities     First American Mid-Cap Growth Opportunities (R Class)
GB10-KuportVA [(SBR)] 29


First American Mid-Cap Value                    First American Mid-Cap Value (R Class)
First American Small Cap Select                 First American Small Cap Select (R Class)
First American Small Cap Value                  First American Small Cap Value (R Class)
First American Strategy Growth Allocation       First American Strategy Growth Allocation (R Class)
Franklin Capital Growth                         Franklin Capital Growth Fund (R Class)
Franklin Flex Cap Growth                        Franklin Flex Cap Growth Fund (R Class)
Franklin Small Cap Value                        Franklin Small Cap Value (R Class)
Franklin Small-Mid Cap Growth                   Franklin Small-Mid Cap Growth Fund (R Class)
Franklin Strategic Income                       Franklin Strategic Income Fund (R Class)
Goldman Sachs Mid-Cap Value                     Goldman Sachs Mid-Cap Value (SVC Class)
Goldman Sachs Small Cap Value                   Goldman Sachs Small Cap Value (SVC Class)
Goldman Sachs Structured International Equity   Goldman Sachs Structured International Equity (Institutional Class)
Goldman Sachs Growth Strategy                   Goldman Sachs Growth Strategy (SVC Class)
Goldman Sachs Tollkeeper                        Goldman Sachs Tollkeeper (SVC Class)
Janus Adviser Forty                             Janus Adviser Forty Fund (R Class)
Janus Adviser Growth & Income                   Janus Adviser Growth & Income Fund (R Class)
Janus Adviser INTECH Risk-Managed Large Cap     Janus Adviser INTECH Risk-Managed Large Cap Growth Fund (S Class)
Growth
Janus Adviser Mid Cap Value                     Janus Adviser Mid Cap Value (R Class)
Janus Adviser Small Company Value               Janus Adviser Small Company Value Fund (S Class)
Lord Abbett Developing Growth                   Lord Abbett Developing Growth Fund (P Class)
Lord Abbett Growth Opportunities                Lord Abbett Growth Opportunities Fund (P Class)
Lord Abbett Small-Cap Blend                     Lord Abbett Small-Cap Blend Fund (P Class)
Marshall Mid-Cap Growth                         Marshall Mid-Cap Growth Fund (Investor Class)
Marshall Mid-Cap Value                          Marshall Mid-Cap Value (Investor Class)
Marshall Small Cap Growth                       Marshall Small Cap Growth (Investor Class)
Neuberger Berman Fasciano                       Neuberger Berman Fasciano Fund (Advisor Class)
Neuberger Berman Focus                          Neuberger Berman Focus Fund (Advisor Class)
Neuberger Berman Millennium                     Neuberger Berman Millennium Fund (Advisor Class)
Neuberger Berman Partners                       Neuberger Berman Partners Fund (Advisor Class)
OneAmerica Asset Director                       OneAmerica Asset Director Portfolio (Advisor Class)
OneAmerica Investment Grade Bond                OneAmerica Investment Grade Bond Portfolio (Advisor Class)
OneAmerica Money Market                         OneAmerica Money Market Portfolio (Advisor Class)
OneAmerica Socially Responsive                  OneAmerica Socially Responsive Portfolio (Advisor Class)
OneAmerica Value                                OneAmerica Value Portfolio (Advisor Class)
Oppenheimer Global                              Oppenheimer Global Fund (N Class)
Oppenheimer International Bond                  Oppenheimer International Bond Fund (N Class)
Oppenheimer International Growth                Oppenheimer International Growth Fund (N Class)
Oppenheimer Main Street Opportunity             Oppenheimer Main Street Opportunity Fund (N Class)
Oppenheimer Main Street Small Cap Fund          Oppenheimer Main Street Small Cap Fund (N Class)
Oppenheimer Strategic Income                    Oppenheimer Strategic Income Fund (N Class)
Oppenheimer Value                               Oppenheimer Value Fund (N Class)
PIMCO High Yield                                PIMCO High Yield Fund (R Class)
PIMCO Total Return                              PIMCO Total Return (R Class)
Pioneer Bond                                    Pioneer Bond Fund (R Class)
Pioneer Emerging Markets                        Pioneer Emerging Markets (A Class)
Pioneer Equity Income                           Pioneer Equity Income (R Class)
Pioneer                                         Pioneer Fund (R Class)
Pioneer High Yield                              Pioneer High Yield Fund (R Class)
Pioneer Mid-Cap Value                           Pioneer Mid-Cap Value Fund (R Class)
Pioneer Oak Ridge Large Cap Growth              Pioneer Oak Ridge Large Cap Growth Fund (R Class)
Pioneer Small Cap Value                         Pioneer Small Cap Value Fund (R Class)
Russell LifePoints Balanced                     Russell LifePoints Balanced Strategy Fund (R3 Class)
Russell LifePoints Conservative                 Russell LifePoints Conservative Strategy Fund (R3 Class)
Russell LifePoints Equity Growth Strategy       Russell LifePoints Equity Growth Strategy Fund (R3 Class)
Russell LifePoints Growth Strategy              Russell LifePoints Growth Strategy Fund (R3 Class)
GB10-KuportVA [(SBR)] 30


Russell LifePoints Moderate                     Russell LifePoints Moderate Strategy Fund (R3 Class)
Russell 2010 Strategy                           Russell 2010 Strategy Fund (R3 Class)
Russell 2020 Strategy                           Russell 2020 Strategy Fund (R3 Class)
Russell 2030 Strategy                           Russell 2030 Strategy Fund (R3 Class)
Russell 2040 Strategy                           Russell 2040 Strategy Fund (R3 Class)
T. Rowe Price Blue Chip Growth                  T. Rowe Price Blue Chip Growth Fund (R Class)
T. Rowe Price Equity-Income                     T. Rowe Price Equity-Income Fund (R Class)
T. Rowe Price Growth Stock                      T. Rowe Price Growth Stock Fund (R Class)
T. Rowe Price International Growth and Income   T. Rowe Price International Growth and Income Fund (R Class)
T. Rowe Price International Stock               T. Rowe Price International Stock Fund (R Class)
Templeton Foreign                               Templeton Foreign Fund (R Class)
Templeton Growth                                Templeton Growth (R Class)


Thornburg Core Growth                           Thornburg Core Growth Fund (R3 Class)

Thornburg International Value                   Thornburg International Value Fund (R3 Class)
Thornburg Limited-Term Income                   Thornburg Limited-Term Income Fund (R3 Class)
Thornburg Value                                 Thornburg Value Fund (R3 Class)
Timothy Conservative Growth                     Timothy Conservative Growth (A Class)
Timothy Strategic Growth                        Timothy Strategic Growth (A Class)]